TRUST AGREEMENT

STATE OF LOUISIANA

PARISH OF ORLEANS

Before me, the undersigned Notary Public, duly commissioned and qualified in and for the State of Louisiana, and in the presence of the undersigned competent witnesses personally came and appeared: SIZELER PROPERTY INVESTORS, INC., a Maryland corporation with its principal office located at 2542 Williams Boulevard, Kenner, Louisiana (the "Company"), appearing by and through Thomas A. Masilla, Jr., its duly authorized and empowered President, and Hibernia National Bank (the "Trustee"), a National Bank with its principal office located at 313 Carondelet Street, New Orleans, Louisiana 70130, appearing by and through Bryant Magee its duly authorized and empowered Vice President and Trust Officer,

Who declared, after being sworn that:

A. The Company has entered into the agreements listed on Schedule A to this Agreement. Each agreement listed in Schedule A is an unfunded nonqualified deferred compensation plan (individually, a "Plan"; in the aggregate, the "Plans").

B. The Company expects to incur liability under the terms of the Plans to the executives who have entered into the Plan agreements and to their designated beneficiaries. The primary beneficiaries under this Agreement (the "Beneficiaries") shall be the individual executives and their designated beneficiaries entitled to payment under the terms of any of the Plans, as they may be amended from time to time. The interests of a Beneficiary under this Agreement are conditioned upon the Beneficiary's entitlement to payment under the terms of the relevant Plan and the Company's not becoming insolvent, as defined below.

C. The Company wishes to establish a trust (the "Trust") and to contribute to the Trust assets that shall be held by the Trustee in trust, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as defined below, until paid to Beneficiaries in accordance with the Plans.

D. The Company and the Trustee intend that this Trust not affect the status of the Plans as unfunded plans maintained to provide deferred compensation for highly compensated management employees for purposes of Title I of the Employee Retirement Income Security Act of 1974 and that the Plans and Trust constitute an unfunded arrangement to pay deferred compensation.

E. The Company intends to make deposits to the Trust to provide itself with a source of funds to assist it in satisfying its liabilities under the Plans.

F. The Company wishes to establish a separate account (an "Account") under the Trust for each Plan. The Trustee shall credit amounts the Company deposits with respect to a given Plan to the Account for that Plan and shall apply the amounts credited to the Account only in satisfaction of the Company's liabilities to the Beneficiaries of that Plan, all as provided in this Agreement.

NOW, THEREFORE, the Company, availing itself of the provisions of the law of Louisiana, and particularly the provisions of the Louisiana Trust Code, La. R.S. 9:1721, et. seq., as the same exists or may be amended, establishes the Trust and agrees that the Trust Fund shall be comprised, held, and disposed of as follows.

Section 1 Establishment of Trust

1.1 Deposits. The Company shall deposit with the Trustee the assets and cash described on Schedule B to this Trust Agreement, which shall be the initial principal of the Trust. The Company may make additional deposits to the Trust from time to time, in amounts and at times as the Company shall determine. The Trustee shall have no right or obligation to compel any such deposits. All such deposits, investments, and reinvestments of such deposits or proceeds of such investments, and all earnings and profits on such amounts, shall constitute the Trust Fund, which the Trustee shall hold and administer in trust for the benefit of the Beneficiaries and general creditors of the Company pursuant to the terms and conditions of this Agreement.

1.2 Irrevocability. The Trust shall be irrevocable.

1.3 Grantor Trust. The Trust shall be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly, and within the meaning of Louisiana Revised Statutes 47:187, as amended, and shall be construed accordingly in that it is possible that the income of the trust may be distributed to the grantor.

1.4 Status of Beneficiaries' Claims. The Trust Fund shall be held separate and apart from other funds of the Company and, subject to 0 and 0, shall be used exclusively for the uses and purposes of Beneficiaries and general creditors of the Company as set forth in this Agreement. Beneficiaries shall have no preferred claim on, or any beneficial ownership in, any assets of the Trust Fund. Any rights created under the Plans and this Agreement shall be mere unsecured contractual rights of Beneficiaries against the Company. Any assets held by the Trust shall be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined below.

Section 2 Trustee

2.1 Appointment of Trustee. The Trust shall initially have one Trustee. Any successor or successors shall be appointed in accordance with Section 0 of this Agreement.

2.2 Powers and Responsibilities of Trustee. The Trustee shall have the following powers and responsibilities, subject to Section 0:

(a) To receive the deposits to be delivered by the Company as provided in Section 0 of this Agreement.

(b) To invest and reinvest the Trust Fund as it may from time to time be constituted, and to collect and add to the Trust Fund all income, earnings, and gains on such investments. The Trustee shall have in the investment and reinvestment of the Trust Fund the widest latitude and authority permitted by Louisiana law, including authority, in the Trustee's sole discretion, to invest in securities or obligations issued by the Company, as well as other investments and securities regardless of risk or lack of diversification, even though such property is of a kind or in an amount that ordinarily would not be suitable for trust investment.

(c) To keep in cash a portion of the Trust Fund without liability for interest on such portion.

(d) To make disbursements, including the payment of the expenses of administering the Trust, payment of taxes that may be payable by the Trust, and payments in satisfaction of claims, from the Trust Fund.

(e) To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers granted in this Agreement.

(f) To keep and maintain records of all investments of the Trust Fund and to report to the Company, as provided in Section 0 of this Agreement.

(g) To make payments from the Trust Fund in accordance with the Payment Schedule as provided under 0.

(h) To file all information, tax, and other returns and reports in connection with the operation of the Trust as may be required by either federal or state law, including but not limited to Internal Revenue Service Form 1041 and any information returns required in connection with such forms.

(i) To retain counsel, accountants, investment advisers, employees, custodians, agents, and other persons to assist it in the performance of its duties under this Agreement.

(j) To engage any legal counsel, including counsel to the Company, or any other suitable agents, to consult with such counsel or agents with respect to the construction of this Agreement, the duties of the Trustee under this Agreement, the transactions contemplated by this Agreement or any act the Trustee proposes to take or omit, to rely upon the advice of such counsel or agents, and to pay its reasonable fees, expenses, and compensation.

(k) To take all actions and exercise all rights and privileges although not specifically mentioned in this Agreement as the Trustee may deem necessary to administer the Trust Fund and to carry out the purposes of the Trust.

2.3 Additional Powers and Duties of the Trustee. The Trustee shall have the following powers and authority with respect to all property constituting a part of the Trust Fund, subject to Section 0:

(a) To sell, exchange, or transfer any property at public or private sale for cash or on credit and grant options for the purchase or exchange of such property.

(b) To participate in any plan of reorganization, consolidation, merger, combination, liquidation, or other similar plan relating to any such property, and to consent to or oppose any such plan or any action thereunder, or any contract, lease, mortgage, purchase, sale or other action by any corporation or other entity.

(c) To deposit any such property with any protective, reorganization, or similar committee; to delegate discretionary power to any such committee; and to pay part of the expenses and compensation of any such committee and any assessments levied with respect to any property so deposited.

(d) To exercise any conversion privilege or subscription right available in connection with any such property; to oppose or to consent to the reorganization, consolidation, merger or readjustment of the finances of any corporation, company or association or to the sale, mortgage, pledge or lease of the property of any corporation, company or association any of the securities of which may at any time be held in the Trust Fund and to do any act with reference such property, including the exercise of options, the making of agreements or subscriptions and the payment of expenses, assessments or subscriptions, that may be deemed necessary or advisable in connection with such property; and to hold and retain any securities or other property that it may so acquire; provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person other than the Company the proceeds of any borrowing against such policy.

(e) To commence or defend suits or legal proceedings and to represent the Trust in all suits or legal proceedings; to settle, compromise, or submit to arbitration, any claims, debts or damages, due or owing to or from the Trust.

(f) To exercise, personally or by general or limited power of attorney, any right, including the right to vote, appurtenant to any securities or other such property.

(g) To register any securities held by the Trustee in its own name as Trustee or in the name of any nominee, including the nominee of any system for the central handling of securities, with or without the addition of words indicating that such securities are held in a fiduciary capacity, to deposit or arrange for the deposit of any such securities with such a system, to hold any securities in bearer form, and to hold any investments in bearer form, provided, however, that the books and records of the Trust shall at all times indicate that such investments are part of the Trust Fund.

(h) If the Trustee is a corporation, it shall also have the following powers:

(1) To invest the Trust Fund in its own securities, certificates of deposit, and savings accounts and the securities, certificates of deposit, and savings accounts of an affiliate, or in a common trust fund maintained, managed, sponsored, or advised by the Trustee;

(2) To invest the Trust Fund in any shares or units in any mutual funds managed or advised by the Trustee or an affiliate; and

(3) To make general deposit of Trust Funds in its own banking department or that of an affiliate, without the necessity of obtaining security of any kind.

(i) The Trustee, either in his capacity as Trustee or in his individual capacity, may serve as an officer, director, member, manager, partner, or shareholder, including without limitation, the president, secretary, treasurer, manager, managing partner, or managing member of any legal entity such as a partnership, corporation, or limited liability company, formed after the creation of the Trust.

2.4 Direction of Investment. Except as provided in Section 0, and notwithstanding any other provision of this Agreement, the Company shall direct the Trustee as to the investment and reinvestment of the Trust Fund. The Trustee shall incur no liability for following the directions of the Company prior to a Change in Control as defined in Section 0. The Company shall indemnify the Trustee against all claims, losses, damages, and reasonable expenses incurred by the Trustee by reason of any action the Trustee performed or failed to perform pursuant to the direction of the Company prior to a Change in Control.

2.5 Limitation on Powers. Notwithstanding any powers granted to the Trustee pursuant to this Agreement or by applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains from such business, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code of 1986, as amended.

2.6 Compensation of Trustee.

(a) The compensation to which the Trustee is entitled shall be set by a separate written agreement between the Company and the Trustee.

(b) The Trustee shall be entitled to reimbursement from the Company for all reasonable expenses incurred by the Trustee in the performance of its duties under this Agreement, including reimbursement of any reasonable legal or accounting fees.

(c) The Company shall pay such compensation and expenses directly, provided, however, that until paid they shall constitute a lien upon the Trust Fund. Should the Company fail to pay such compensation and expenses within 90 days of receipt of written notice from the Trustee, the Trustee shall pay the same from the Trust Fund.

2.7 Accounting by Trustee.

(a) The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements, and other transactions under this Agreement.

(b) Within 90 days following (i) the close of the calendar year, (ii) the death or resignation of a Trustee, (iii) the termination of the Trust, and (iv) any other date upon which the Company and the Trustee agree, the Trustee shall deliver to the Company a written account. Such account shall show all transactions occurring during the accounting period including the purchase, collection, and sale of investments; the income, gains, and losses realized; the cost and fair market value of all funds and property on hand at the close of the accounting period; all disbursements made during such period including payment and compensation and expenses under this Agreement; and payments to Beneficiaries.

These accounting requirements shall be satisfied, in the discretion of the Trustee, by providing to the Company a copy of any fund, investment banker, custodian, or brokerage house report containing the information described above for the applicable period.

The account may be delivered to the Company personally or by mail; delivery shall be deemed complete five days after mailing. Upon the expiration of 90 days from the completion of the delivery of such account, the Trustee shall forever be released and discharged from all liability and accountability to anyone with respect to the propriety of the acts and transactions shown in such account, except with respect to any such acts or transactions as to which the Company shall file with the Trustee written objections during such 90-day period.

Nothing contained in this Agreement shall be construed as depriving the Trustee or the Company of the right to have a judicial settlement of a Trustee's accounts, and upon any proceeding for a judicial settlement of a Trustee's accounts or for instructions the only necessary party in addition to the Trustee shall be the Company.

2.8 Liability and Indemnification of Trustee. The Trustee in its capacity as Trustee shall incur no liability for any action or failure to act under this Agreement, excepting only liability for its own negligence or misconduct. The Company shall indemnify each person who is made or threatened to be made a party to an action or proceeding by reason of any act or transaction that such person or his or her testator or intestate performed or failed to perform as a Trustee against all claims, losses, damages, and reasonable expenses incurred by such person in connection with the defense of such action or proceeding or in connection with an appeal, except in relation to matters as to which such person is adjudged to be liable by reason of the negligence or misconduct of such person or his or her testator or intestate in connection with the performance or nonperformance of duties as a Trustee.

2.9 Removal or Resignation of Trustee.

(a) Subject to Section 0, the Company may at any time remove a Trustee with or without cause, upon at least 30 days' written notice to the Trustee.

(b) A Trustee may resign at any time upon at least 30 days' written notice to the Company.

2.10 Designation of Successor Trustee.

(a) There shall be either (i) three individual Trustees or (ii) an institutional Trustee that is a member of the Federal Reserve System acting under this Agreement at all times. If the removal, resignation, or death of a Trustee would leave no institutional Trustee and fewer than three individual Trustees remaining in office, the Company, shall, subject to Section 0, before the effective date of the removal or resignation or effective upon the date of death, designate a successor Trustee or Trustees qualified to act under this Agreement, provided, however, that absent such a designation, a removed or resigning Trustee or, in the case of the death of a Trustee, the remaining Trustees shall designate a successor Trustee or Trustees qualified to act under this Agreement.

(b) Each such successor Trustee, during such period as it shall act as such, shall have the powers and duties conferred under this Agreement upon an original Trustee, and the word "Trustee" wherever used in this Agreement, except where the context otherwise requires, shall be deemed to include any successor Trustee. Upon designation of a successor Trustee and delivery to the resigned or removed Trustee of written acceptance by the successor Trustee of such designation, such resigned or removed Trustee shall promptly assign, transfer, deliver, and pay over to such Trustee, in conformity with the requirements of applicable law, the funds and properties in its control or possession then constituting the Trust Fund.

2.11 Actions of Trustees. Should more than one Trustee hold office at the same time, any action required or permitted to be taken by the Trustees under this Agreement shall be taken upon approval of a majority of the Trustees at a duly convened meeting of the Trustees or by the unanimous written consent of the Trustees. Meetings of the Trustees shall be held at the request, in writing, of any Trustee. Any one or more of the Trustees wishing to do so may participate in a meeting by means of a conference telephone allowing all persons participating in the meeting to hear each other at the same time; participation by such means shall constitute attendance in person at the meeting. The presence of a majority of Trustees then holding office shall be necessary to constitute a quorum at any meeting of the Trustees. Notice of meetings shall be by written communication, but no notice shall be required in the case of any Trustee who waives the same. If notice is personally delivered, it must be delivered no later than two business days prior to the meeting; if mailed, it must be mailed not less than five days prior to the meeting.

(a) The Trustees may designate one of their number to execute any document or documents on behalf of all the Trustees, in which event any third party may accept and rely upon any document executed by such designated Trustee until the Trustees shall deliver to such third party a written revocation of such Trustee's designation.

2.12 No Bond. No Trustee shall be required to post any bond or other security in any jurisdiction for the faithful performance of his, hers, or its duties under this Agreement.

Section 3 Separate Accounts; Change in Control.

3.1 Separate Accounts.

(a) Except as provided in subsection (b), the Company shall maintain the records required to maintain an Account under the Trust for each Plan.

(b) Following a Change in Control (as defined in Section 0) the Trustee shall maintain the records required to maintain an Account under the Trust for each Plan.

(c) With respect to an Account maintained under the Trust for a given Plan, all amounts deposited in the Trust by the Company with respect to the Plan shall be credited to the Account, and the Account shall be adjusted to reflect all investment experience, receipts, disbursements, and other transactions of the Trust attributable to such Plan.

3.2 Change in Control.

(a) After a Change in Control (as defined in subsection (c)), the Company shall have no authority to direct the Trustee with regard to the investment of the Trust Fund.

(b) After a Change in Control, the Company shall have no authority to remove a trustee or designate a trustee or successor trustee, except with the approval of all current Beneficiaries. Should a trustee resign, die, or be removed upon or after a Change in Control, and the Company does not appoint a successor or any one of the current Beneficiaries does not approve of the Company's appointment of a successor, then the remaining trustees shall appoint a successor, or, if there be only one trustee serving, that trustee shall appoint its successor before the effective date of its resignation or may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses in connection with the proceeding shall be allowed as administrative expenses of the Trust. The Trustee shall continue to serve until is successor accepts the Trust and receives delivery of the Trust Fund.

(c) For the purposes of this Agreement, "Change in Control" means:

(1) on or after the date of execution of this Agreement, any person (which, for all purposes this Section 0, shall include, without limitation, an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate and a trustee, executor, administrator or other legal representative) (a "Person") or any group of two or more Persons acting in concert becomes the beneficial owner, directly or indirectly, of securities of the Company representing, or acquires the right to control or direct, or to acquire through the conversion of securities or the exercise of warrants or other rights to acquire securities, 50 percent or more of the combined voting power of the Company's then outstanding securities; provided that for the purposes of this agreement, (i) "voting power" means the right to vote for the election of directors, and (ii) any determination of percentage of combined voting power shall be made on the basis that all securities beneficially owned by the Person or group or over which control or direction is exercised by the Person or group that are convertible into securities carrying voting rights have been converted (whether or not then convertible) and all options, warrants, or other rights that may be exercised to acquire securities beneficially owned by the Person or group or over which control or direction is exercised by the Person or group have been exercised (whether or not then exercisable), and no such convertible securities have been converted by any other Person and no such options, warrants, or other rights have been exercised by any other Person and provided further that "Person" shall not include the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, any entity holding shares of Common Stock organized, appointed, or established by the Company or any of its Subsidiaries for or pursuant to the terms of any such plan, Sidney W. Lassen, together with his spouse, descendants, and any trust established for the benefit of Sidney W. Lassen, his spouse, and descendants or any one or more of them, or Sizeler Realty Co., Inc.; or

(2) at any time subsequent to the date of execution of this Agreement there shall be elected or appointed to the Board of Directors of the Company any director or directors whose appointment or election to the Board or nomination for election by the Company's stockholders was not approved by a vote of at least a majority of the directors then in office who were directors on the date of execution of this agreement or whose election or appointment or nomination for election was previously so approved; or

(3) a reorganization, merger, consolidation, combination, corporate restructuring, or similar transaction (an "Event"), in each case, in respect of which the beneficial owners of the outstanding voting securities of the Company immediately prior to such Event do not, following such Event, beneficially own, directly or indirectly, more than 50 percent of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company and any resulting Parent in substantially the same proportions as their ownership, immediately prior to such Event, of the outstanding voting securities of the Company.

For purposes of this Section 0:

"Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

"Parent" shall mean any entity that directly or indirectly through one or more entities owns or controls more than 50 percent of the voting stock or Common Stock of the Company.

"Subsidiary" shall mean any entity 50 percent or more of the equity securities of which is owned or controlled, directly or indirectly, by the Company.

Section 4 Right of Substitution.

4.1 Notwithstanding any other provision of this Agreement, the Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value and at least equal investment grade for any asset held by the Trust; except that the Company may not substitute for any asset held by the Trust any securities issued by the Company. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

Section 5 Payments to Plan Beneficiaries.

5.1 Payment Schedule. The Company shall deliver to the Trustee a schedule or a formula or other instructions acceptable to the Trustee (the "Payment Schedule") that indicates the amounts payable to each Beneficiary, the form in which such amounts are to be paid, and the time of payment of such amounts, all in accordance with the Plan. Except as otherwise provided in this Agreement, the Trustee shall make payments to the Beneficiaries in accordance with the Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state, or local taxes that may be required to be withheld with respect to payments made from the Trust and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld, and paid by the Company.

5.2 Plan Determinative of Entitlement. Except as provided in Section 0, the entitlement of a Beneficiary to payments from the Trust shall be determined by the Company in accordance with the relevant Plan as it may be amended from time to time. Claim for such payments shall be made and reviewed under the procedures set out in the Plan.

Except as provided in Section 0, the Trustee shall have no responsibility to determine the entitlement of any individual to payment under the Plan.

5.3 Payment After Change in Control. Upon a Change in Control as defined in Section 0, the Trustee shall determine the entitlement of a Beneficiary to payment in accordance with the Plan as it may have been amended. Claims for such payments shall be made and reviewed under the procedures set out in the Plan, except that the Trustee shall be or shall designate the person authorized to review claims.

5.4 Alternate Payment by Company. The Company may make payments directly to Beneficiaries as they become due under the terms of the Plan. The Company shall notify Trustee of its decision to make payments directly before amounts are payable to Beneficiaries. In addition, if the Trust Fund is not sufficient to make payments in accordance with the Plan, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company should the Trust Fund not be sufficient.

Section 6 Trustee Responsibility Regarding Payments to Beneficiary When Company Is Insolvent.

6.1 Subject to Claims of Creditors. At all times during the continuance of this Trust, the Trust Fund shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

6.2 Cessation of Payment Upon Insolvency. The Trustee shall cease payment of benefits to Beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(a) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payments to Beneficiaries.

(b) Unless the Trustee has actual knowledge of the Company's Insolvency or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is insolvent. Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

(c) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Beneficiaries, shall hold the Trust Fund for the benefit of the Company's general creditors, and shall deliver the Trust Fund to satisfy such creditors in such manner as a court of competent jurisdiction may direct.

(d) Nothing in this Agreement shall in any way diminish any rights of Beneficiaries to pursue their rights as general creditors of the Company with respect to payments due under the Plan or otherwise.

6.3 Resumption of Payments. The Trustee shall resume payments to Beneficiaries in accordance with 0 of this Agreement only after the Trustee has determined that the Company is not Insolvent or is no longer Insolvent.

(a) If the Trustee discontinues the payments to Beneficiaries from the Trust pursuant to Section 0 and subsequently resumes such payments in accordance with this Section 0, then, provided that there are sufficient assets, the first payment following such discontinuance shall include the aggregate amount of all payments due to Beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Beneficiaries by the Company in lieu of the payments provided under this Agreement during any such period of discontinuance.

Section 7 Reversion to the Company.

7.1 Limitation on Reversions. Except as provided in this 0 and in 0, no part of the Trust Fund may be paid or revert to the Company.

7.2 Mistake of Fact. If the Company certifies to the Trustee that it has made a deposit due to a mistake of fact, the amount so certified as deposited due to a mistake of fact, as adjusted for any investment or other losses attributable to the deposit, shall be returned to the Company.

7.3 Forfeiture. If the Company certifies to the Trustee that a Beneficiary has forfeited all or a portion of his benefit in accordance with the terms of the relevant Plan, the balance of the Account for that Plan under the Trust Fund shall revert to the Company as a contingent beneficiary under this Agreement.

7.4 Full Payment. If the full amount payable to all Beneficiaries under a particular Plan has been paid, the balance of the Account under Trust Fund for that Plan shall revert to the Company as a contingent beneficiary under this Agreement.

Section 8 Amendment or Termination.

8.1 Amendment. This Agreement may be amended before a Change in Control by a written instrument executed by the Trustee and the Company, provided, however, that after a Change in Control an amendment shall not be effective without the written approval of all affected Beneficiaries or the authorization of a court of competent jurisdiction. No amendment shall conflict with the terms of the Plans.

8.2 Termination on Satisfaction of Liabilities. The Trust shall terminate upon the satisfaction of the Company's entire liability to all Beneficiaries under the Plan. Upon termination of the Trust the balance in the Trust Fund shall revert to the Company as a contingent beneficiary under this Agreement.

8.3 Termination Before Satisfaction of Liabilities. Upon written approval of all Beneficiaries entitled to payment pursuant to the Plans, the Company may terminate this Trust before the satisfaction of the Company's entire liability under the Plans. The balance in the Trust Fund at termination shall revert to the Company.

Section 9 Miscellaneous

9.1 Communications. Communications to the Company shall be addressed to the Company at 2542 Williams Boulevard, Kenner, Louisiana 70062; Attention:  President, provided, however, that upon the Company's written request, such communications shall be sent to such other address as the Company may specify.

Communications to the Trustee shall be addressed to the Trustee at 313 Carondelet Street, New Orleans, Louisiana 70130; Attention:  Bryant Magee, Vice President and Trust Officer, provided, however, that upon the Trustee's written request, such communications shall be sent to such other address as the Trustee may specify.

9.2 Action by Company. Any action of the Company pursuant to this Agreement, including all orders, requests, directions, instructions, approvals, notices of designation and removal, and objections of the Company to the Trustee, shall be in writing signed on behalf of the Company by any duly authorized officer of the Company or member of the Compensation Committee. The Trustee may rely on and will be fully protected with respect to any such action taken or omitted in reliance on, any information, order, request, direction, instruction, approval, notice, and objection delivered to the Trustee by the Company.

9.3 Successors. This Agreement shall be binding upon and inure to the benefit of the Company and the Trustee and their respective permitted successors and assigns.

Any corporation into which a corporate Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger, reorganization, or consolidation to which the Trustee may be a party, or any corporation on which all or substantially all the trust business of the Trustee may be transferred shall be the successor of the Trustee under this Agreement without the execution or filing of any instrument or the performance of any act.

9.4 No Alienation. Benefits payable to Beneficiaries under this Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered, or subjected to attachment, garnishment, levy, execution, or other legal or equitable process.

9.5 Trustee's Limitations. The Trustee assumes no obligation or responsibility with respect to any action required by this Agreement on the part of the Company.

9.6 Titles. Titles to the Sections of this Agreement are included for convenience only and shall not control the meaning or interpretation of any provision of this Agreement.

9.7 Applicable Law. To the maximum extent consistent with applicable law, this Agreement and the Trust established under this Agreement shall be governed by and construed, enforced, and administered in accordance with the laws of the State of Louisiana, without regard to the principles of conflicts of laws, and the Trustee shall be liable to account only in the court of that state.

9.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be the original although the others shall not be produced.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the 24th day of February 2005.

SIZELER PROPERTY INVESTORS, INC.

By /s/ Thomas A. Masilla, Jr.

Thomas A. Masilla, Jr.

President

HIBERNIA NATIONAL BANK

By /s/ Bryant Magee

Bryant Magee

Vice President and Trust Officer

____/s/ Lisa J. Heller_______

NOTARY PUBLIC

SCHEDULE A

to

TRUST AGREEMENT

between Sizeler Property Investors, Inc.,

and Hibernia National Bank

Unfunded Nonqualified Deferred Compensation Plan Agreements

Nonelective Deferred Compensation Agreement between Sizeler Property Investors, Inc., and Sidney W. Lassen, entered into as of May 6, 1994, and amended effective August 3, 2000, and December 31, 2004.

Nonelective Deferred Compensation Agreement between Sizeler Property Investors, Inc., and Thomas A. Masilla, Jr., entered into as of June 1, 1995, and amended effective August 3, 2000, and December 31, 2004.

Nonelective Deferred Compensation Agreement between Sizeler Property Investors, Inc., and James W. Brodie, entered into as of May 6, 1994 , and amended effective August 3, 2000, and December 31, 2004.

Nonelective Deferred Compensation Agreement between Sizeler Property Investors, Inc., and I. Marc Dusang, entered into as of March 1, 1994, and amended effective December 31, 2004.

Nonelective Deferred Compensation Agreement effective January 1, 2005, entered into between Sizeler Property Investors, Inc., and Sidney W. Lassen.

Nonelective Deferred Compensation Agreement effective January 1, 2005, entered into between Sizeler Property Investors, Inc., and Thomas A. Masilla, Jr.

Nonelective Deferred Compensation Agreement effective January 1, 2005, entered into between Sizeler Property Investors, Inc., and James W. Brodie.

Nonelective Deferred Compensation Agreement effective January 1, 2005, entered into between Sizeler Property Investors, Inc., and I. Marc Dusang.

Nonelective Deferred Compensation Agreement effective January 1, 2005, entered into between Sizeler Property Investors, Inc., and Guy M. Cherami.